Exhibit 23(b)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Anthony & Sylvan Pools Corporation on Form S-8 of our report dated March 28, 2001, appearing in the Annual Report on Form 10-K of Anthony & Sylvan Pools Corporation for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Cleveland,	Ohio
August	8, 2003